FOR RELEASE
October 22, 2015

Contacts: Rob Stewart                            Media Contact: Adam Handelsman
Investor Relations                            President & Founder
Tel (949) 480-8300                            SpecOps Communications
Fax (949) 480-8301                            (212) 518-7721
adam@specopscomm.com

ACACIA RESEARCH REPORTS
THIRD QUARTER FINANCIAL RESULTS
AND ANNOUNCES PAYMENT OF QUARTERLY DIVIDEND

Newport Beach, Calif. - (BUSINESS WIRE) - October 22, 2015 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended September 30, 2015.

•	Revenues for the third quarter of 2015 were $12,994,000, as compared to $37,192,000 in the comparable prior year quarter.

•	Revenues for the nine months ended September 30, 2015 were $87,540,000, as compared to $99,846,000 in the comparable prior year period.

•	GAAP net loss for the third quarter of 2015 was $27,310,000, or $0.55 per diluted share, as compared to $12,415,000, or $0.26 per diluted share for the comparable prior year quarter.

•
Non-GAAP net loss for the third quarter of 2015 was $11,458,000, or $0.23 per diluted share, as compared to Non-GAAP net income of $5,050,000, or $0.10 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP measures.

•	Cash and cash equivalents, restricted cash and investments totaled $168,496,000 as of September 30, 2015.

Approval of Quarterly Dividend. Acacia Research Corporation also announced today that its Board of Directors has approved a quarterly cash dividend, payable in the amount of $0.125 per share, which will be paid on November 30, 2015, to shareholders of record at the close of business on November 6, 2015. Future cash dividends are expected to be paid on a quarterly basis and will be at the discretion of the Board of Directors.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues (in thousands)	$12,994	$37,192	$87,540	$99,846
Net loss (in thousands)	$(27,310)	$(12,415)	$(44,126)	$(49,785)
Non-GAAP net income (loss) (in thousands)	$(11,458)	$5,050	$4,416	$7,752
Diluted loss per share	$(0.55)	$(0.26)	$(0.90)	$(1.04)
Non-GAAP net earnings (loss) per common share - diluted	$(0.23)	$0.10	$0.09	$0.15
New agreements executed	8	20	51	55
Licensing and enforcement programs generating revenues	13	20	28	37
New patent portfolios	2	—	2	4

As of September 30, 2015, trailing twelve-month revenues were as follows (in thousands):

As of Date:	Trailing Twelve -Month Revenues	% Change

September 30, 2015	$118,570	(17)%
June 30, 2015	142,768	(6)%
March 31, 2015	152,508	17%
December 31, 2014	130,876	14%
September 30, 2014	114,911	—%

Summary Consolidated Financial Results
Three months ended September 30, 2015 compared with the three months ended September 30, 2014

Revenues (in thousands):

	Three Months Ended September 30,		Change
	2015	2014	$	%

Revenues	$12,994	$37,192	$(24,198)	(65)%

New revenue agreements	8	20	—	—

Third quarter 2015 revenues decreased $24,198,000, or 65%, to $12,994,000, as compared to $37,192,000 in the comparable prior year quarter. In the third quarter of 2015, three licensees individually accounted for 54%, 15% and 13% of revenues recognized, as compared to three licensees individually accounting for 43%, 30% and 12% of revenues recognized during the third quarter of 2014.

Cost of Revenues (in thousands):

	Three Months Ended September 30,		Change
	2015	2014	$	%

Inventor royalties	$116	$4,667	$(4,551)	(98)%
Contingent legal fees	1,972	7,663	(5,691)	(74)%
Total inventor royalties and contingent legal fees	$2,088	$12,330	$(10,242)	(83)%

Third quarter 2015 inventor royalties expense decreased 98% due primarily to the 65% decrease in related revenues and a greater percentage of revenues generated in the third quarter of 2015 having no inventor royalty obligations, as compared to the portfolios generating revenues in the prior year quarter. Third quarter 2015 contingent legal fees expense decreased 74%, relatively consistent with the 65% decrease in related revenues.

Third quarter 2015 total revenues, less inventor royalties expense and contingent legal fees expense was $10,906,000, or 84% of third quarter 2015 revenues, as compared to $24,862,000, or 67% of revenues recognized in the comparable prior year quarter.

	Three Months Ended September 30,		Change
	2015	2014	$	%

Litigation and licensing expenses - patents	$10,345	$9,592	$753	8%

Third quarter 2015 litigation and licensing expenses increased 8% due to a net increase in litigation support and third-party technical consulting expenses associated with upcoming trials, and ongoing and new licensing and enforcement programs commenced since the end of the comparable prior year quarter. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent partnering, prosecution, licensing and enforcement activities.

Marketing, General and Administrative Expenses (in thousands):

	Three Months Ended September 30,		Change
	2015	2014	$	%

Marketing, general and administrative expenses	$7,278	$7,682	$(404)	(5)%
Non-cash stock compensation expense - MG&A	2,164	3,954	(1,790)	(45)%
Total marketing, general and administrative expenses	$9,442	$11,636	$(2,194)	(19)%
Third quarter 2015 marketing, general and administrative expenses, excluding non-cash stock compensation expense, decreased due primarily to a reduction in personnel costs in connection with our 2015 head count reduction activities, and a decrease in variable performance based compensation and corporate general and administrative costs. The decrease was partially offset by an increase in non-recurring employee severance costs. Non-cash stock compensation expense decreased due to a decrease in the grant date fair value for the restricted shares expensed during the period and a decrease in the number of restricted shares expensed resulting from a net reduction in employee headcount.

Other Operating Expenses:

Third quarter 2015 other operating expenses were $3,465,000 as compared to $1,548,000 in the comparable prior year quarter. Third quarter 2015 operating expenses included expense accruals for court ordered attorney fees related to a matter initiated in 2010, and settlement and contingency accruals for other matters. Third quarter 2014 operating expenses included an expense accrual for court ordered attorney fees related to matters initiated in 2010 and 2011 totaling $1,548,000.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	September 30, 2015	December 31, 2014

Cash and cash equivalents, restricted cash and investments	$168,496	$193,024
Accounts receivable	12,757	20,168
Total assets	467,647	536,348
Accounts payable and accrued expenses	17,477	14,860
Accrued patent investment costs	—	16,700
Royalties and contingent legal fees payable	9,243	14,351
Total liabilities	28,172	47,300

Summary Cash Flow Information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net cash provided by (used in):
Operating activities (excluding restricted cash)	$8,603	$14,529	$12,876	$13,890
Restricted cash	(3)	—	(10,721)	—
Cash management and patent investment activities	36,433	(65)	39,307	33,124
Financing activities	(6,342)	(6,247)	(18,153)	(19,442)

Patent Acquisition Costs. Patent related investments and upfront advances paid in the third quarter of 2015 totaled $837,000. Patent related investments and scheduled milestone payments paid in the third quarter of 2014 totaled $2,422,000.

Quarterly Dividends Paid. Cash outflows from financing activities for the third quarter of 2015 included a quarterly cash dividend of $0.125 per share, paid on August 31, 2015, to shareholders of record at the close of business on August 5, 2015, totaling $6,342,000. Refer to our website for IRS Form 8937 information related to the distribution announced herein and any previous distributions.

See “Business Highlights and Recent Developments” below for a summary of patent portfolio acquisitions during the current quarter.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, less certain non-cash tax benefits included in tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Management also believes that providing a non-GAAP financial measure that excludes the impact of excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense allows investors to asses our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies period to period, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (888) 282-4591 for domestic callers and (719) 325-2170 for international callers, both of whom will need to enter the conference ID 6712915 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$12,994	$37,192	$87,540	$99,846
Operating costs and expenses:
Cost of revenues:
Inventor royalties	116	4,667	10,706	16,312
Contingent legal fees	1,972	7,663	12,268	16,267
Litigation and licensing expenses - patents	10,345	9,592	28,032	29,406
Amortization of patents	13,688	13,511	39,954	43,515
Marketing, general and administrative expenses (including non-cash stock compensation expense of $2,164 and $8,588 for the three and nine months ended September 30, 2015, respectively, and $3,954 and $14,022 for the three and nine months ended September 30, 2014, respectively)	9,442	11,636	29,604	36,510
Research, consulting and other expenses - business development	802	1,208	2,531	3,203
Other	3,465	1,548	3,891	1,548
Total operating costs and expenses	39,830	49,825	126,986	146,761
Operating loss	(26,836)	(12,633)	(39,446)	(46,915)

Total other expense	(180)	(57)	(56)	(144)
Loss before provision for income taxes	(27,016)	(12,690)	(39,502)	(47,059)
Provision for income taxes	(337)	(145)	(626)	(3,462)
Loss including noncontrolling interests in operating subsidiaries	(27,353)	(12,835)	(40,128)	(50,521)
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	43	420	(3,998)	736
Net loss attributable to Acacia Research Corporation	$(27,310)	$(12,415)	$(44,126)	$(49,785)

Net loss attributable to common stockholders - diluted	$(27,450)	$(12,575)	$(44,691)	$(50,356)

Diluted loss per common share	$(0.55)	$(0.26)	$(0.90)	$(1.04)

Weighted average number of shares outstanding, diluted	49,630,369	48,806,334	49,423,548	48,561,428

Reconciliation of GAAP Net Loss and EPS to Non-GAAP Net Income (Loss) and EPS
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

GAAP net loss	$(27,310)	$(12,415)	$(44,126)	$(49,785)

Non-cash stock compensation	2,164	3,954	8,588	14,022
Non-cash patent amortization	13,688	13,511	39,954	43,515

Pro forma non-GAAP net income (loss)	$(11,458)	$5,050	$4,416	$7,752
Pro forma non-GAAP net earnings (loss) per common share - diluted(3)	$(0.23)	$0.10	$0.09	$0.15
GAAP weighted-average shares — diluted	49,630,369	48,969,337	49,467,075	48,666,304

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$157,775	$134,466
Restricted cash	10,721	—
Short-term investments	—	58,558
Accounts receivable	12,757	20,168
Deferred income taxes	1,161	1,161
Prepaid expenses and other current assets	4,926	4,355
Total current assets	187,340	218,708

Property and equipment, net of accumulated depreciation and amortization	319	500
Patents, net of accumulated amortization	249,486	286,636
Goodwill	30,149	30,149
Other assets	353	355
	$467,647	$536,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$17,477	$14,860
Accrued patent investment costs	—	16,700
Royalties and contingent legal fees payable	9,243	14,351
Total current liabilities	26,720	45,911

Deferred income taxes	1,161	1,161
Other liabilities	291	228
Total liabilities	28,172	47,300
Total stockholders’ equity	439,475	489,048
	$467,647	$536,348

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss including noncontrolling interests in operating subsidiaries	$(27,353)	$(12,835)	$(40,128)	$(50,521)
Adjustments to reconcile net loss including noncontrolling interests in operating subsidiaries to net cash provided by operating activities:
Depreciation and amortization	13,743	13,587	40,129	43,753
Non-cash stock compensation	2,164	3,954	8,588	14,022
Other	—	(24)	(127)	(24)
Changes in assets and liabilities:
Accounts receivable	24,793	12,483	7,411	(6,361)
Prepaid expenses and other assets	222	(5)	(569)	1,719
Accounts payable and accrued expenses	5,972	(233)	2,680	5,503
Royalties and contingent legal fees payable	(10,938)	(2,535)	(5,108)	7,330
Deferred taxes, net	—	137	—	(1,531)

Net cash provided by operating activities - excluding restricted cash	8,603	14,529	12,876	13,890
Restricted cash	(3)	—	(10,721)	—
Net cash provided by operating activities	8,600	14,529	2,155	13,890

Cash flows from investing activities:
Purchases of property and equipment	—	(9)	(8)	(106)
Purchase of available-for-sale investments	—	(42,771)	(23,296)	(76,130)
Maturities and sales of available-for-sale investments	37,270	45,137	82,115	133,878
Investments in patents/ patent rights	(837)	(2,422)	(19,504)	(24,518)

Net cash provided by (used in) investing activities	36,433	(65)	39,307	33,124

Cash flows from financing activities:
Dividends paid to shareholders	(6,342)	(6,260)	(19,091)	(18,773)
Distributions to noncontrolling interests in operating subsidiary	—	—	—	(867)
Proceeds from exercises of stock options	—	13	938	198

Net cash used in financing activities	(6,342)	(6,247)	(18,153)	(19,442)

Increase in cash and cash equivalents	38,691	8,217	23,309	27,572

Cash and cash equivalents, beginning	119,084	146,040	134,466	126,685

Cash and cash equivalents, ending	$157,775	$154,257	$157,775	$154,257

Business Highlights and Recent Developments(2)

Business highlights of the third quarter of 2015 and recent developments include the following:

Revenues for the three months ended September 30, 2015 included fees from the following technology licensing and enforcement programs:

•	Bone Wedge technology	•	Reflective and Radiant Barrier Insulation technology
•	Cardiology and Vascular Device technology	•	Speech codes used in wireless and wireline systems technology
•	DisplayPort and MIPI DSI technology	•	Super Resolutions Microscopy technology
•	Gas Modulation Control Systems technology	•	Suture Anchors technology
•	Innovative Display technology	•	Telematics technology
•	Online Auction Guarantee technology	•	Unicondylar Knee Replacement technology
•	Optical Networking technology
________________________________________

•
Bonutti Skeletal Innovations LLC entered into a settlement and patent license agreement with Zimmer Biomet Holdings, Inc. The agreement resolved litigation that was pending in the United States District Court for the District of Delaware and the United States District Court for the Northern District of Indiana.

•	Bonutti Skeletal Innovations LLC entered into an agreement with Smith & Nephew, Inc. that resolved an ongoing patent dispute in the field of knee arthroplasty.

•
Innovative Display Technologies LLC and Delaware Display Group LLC entered into a settlement and patent license agreement with Sony Corporation. The agreement resolved litigation that was pending in the United States District Court for the District of Delaware.

•
Labyrinth Optical Technologies LLC entered into a settlement and patent license agreement with Alcatel Lucent USA Inc. The agreement resolved litigation that was pending in the United States District Court for the Central District of California.

•
LifePort Sciences LLC and LifeScreen Sciences LLC entered into a settlement and patent license agreement with C.R. Bard, Inc. and Bard Peripheral Vascular, Inc. The agreement resolved litigation that was pending in the United States District Court for District of New Jersey and the United States District Court for the District of Delaware.

•	Nexus Display Technologies LLC entered into a settlement and patent license agreement with BenQ America Corporation.

•
Acacia Research Group LLC and its affiliates continued their patent and patent rights investment activities, investing in a total of 2 new patent portfolios in the third quarter of 2015, including the following:

◦
Collaboration with Packers Plus Energy Services Inc. on the licensing of a set of fundamental patents related to multi-zonal completion of horizontal wells including ball-drop, sliding sleeve and packer technology for use in the hydraulic fracturing of both tight and conventional oil and gas reservoirs. This technology has been applied in oilfields across North America and worldwide and has contributed significantly to the tremendous growth in oil and gas production from unconventional shale formations.

◦	Sourced rights in a patent portfolio related to technology that is fundamental for the efficient operation of websites on the Internet.
______________
(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Acacia Research Group LLC, Bonutti Skeletal Innovations LLC, Innovative Display Technologies LLC, Labyrinth Optical Technologies LLC, LifePort Sciences LLC and Nexus Display Technologies LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.

(3)Calculated based on pro forma non-GAAP net income (loss) attributable to common stockholders - diluted, not shown.